PROGRESS SOFTWARE REPORTS FIRST QUARTER RESULTS
Progress Announces Double-Digit Revenue and Earnings Growth
BEDFORD, Mass., March 20, 2007—Progress Software Corporation (Nasdaq: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its first quarter ended February 28, 2007. Revenue for the quarter was $115 million, up 11 percent (6 percent at constant currency) from $104 million in the first quarter of fiscal 2006. Software license revenue increased 5 percent (flat at constant currency) to $44.7 million from $42.8 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 49 percent to $12.4 million from $8.3 million in the first quarter of fiscal 2006. Net income increased 48 percent to $8.7 million from $5.9 million in the same quarter last year. Diluted earnings per share increased 43 percent to 20 cents from 14 cents in the first quarter of fiscal 2006.
On a non-GAAP basis, operating income increased 26 percent to $23.5 million from $18.7 million in the same quarter last year. Non-GAAP net income increased 25 percent to $16.2 million from $12.9 million in the same quarter last year and non-GAAP diluted earnings per share increased 23 percent to 37 cents per share from 30 cents in the first quarter of fiscal 2006.
The non-GAAP results in the first quarter of fiscal 2007 exclude after-tax charges of $3.3 million for stock-based compensation, $0.1 million for an accrual for payments to be made to current and former employees for reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007, $3.0 million for amortization of acquired intangibles and $1.1 million for professional services fees associated with our stock option accounting investigation and restatement. The non-GAAP results in the first quarter of fiscal 2006 exclude after-tax charges of $4.0 million for stock-based compensation, $2.0 million for amortization of acquired intangibles and $1.0 million for certain other acquisition-related expenses.
The company’s cash and short-term investments at the end of the quarter totaled $234 million. The company purchased 695,000 shares at a cost of $19.2 million in the first quarter of fiscal 2007. The company’s existing repurchase authorization, under which approximately 9.3 million shares remain available for repurchase, expires on September 30, 2007.

“We achieved double-digit growth in total revenue for the first quarter, with a 23 percent increase in non-GAAP earnings per share. Our Progress OpenEdge division and particularly our DataDirect Technologies division performed extremely well this quarter,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “Revenue in our Enterprise Infrastructure product line grew 7 percent this quarter, with our newer products comprising Sonic™, Apama® and DataXtend® SI (formerly Pantero) demonstrating solid combined growth exceeding 25%, while our mature products were weak. Our outlook for the balance of the year remains solid.”
Quarterly Highlights
Progress Software announced the appointment of industry veteran Barry Bycoff to the Board of Directors of Progress Software Corporation. Mr. Bycoff brings over 25 years of experience in the computer and software industry to Progress, and is currently a Venture Partner at Pequot Ventures. http://www.progress.com/bycoff
Progress Software announced that the Maryland State Library for the Blind and Physically Handicapped (MDLBPH) has implemented the Keystone Library Automation System (KLAS) from Progress Application Partner (AP) Keystone Systems. The Software-as-a-Service (SaaS) based system helps libraries like MDLBPH fulfill thousands of requests for materials within a 24-hour period while keeping within a tight budget. http://www.progress.com/klas/
Progress Software announced the availability of its popular Progress® OpenEdge® 10.1B platform with several enhancements that help businesses become even more productive with support for large scale data management. The OpenEdge platform is the first integrated platform optimized for the development and deployment of service-oriented business applications. http://www.progress.com/101b/
Progress announced that leading Mexican broker-dealer Casa de Bolsa Finamex (Finamex) selected the Progress Apama Algorithmic Trading platform for use by its buy-side customers. The comprehensive Apama platform and Event Modeler™ and Dashboard Studio™ rapid application development tools allow Finamex to rapidly deploy innovative algorithms that meet their customers’ individual needs in hours or days, rather than the months or years that would be required with alternative approaches. http://www.progress.com/finamex/
Progress announced the introduction of its Progress(R) DataXtend™ Semantic Integrator (SI) product (formerly Pantero), which addresses the semantic data integration challenges in a service-oriented architecture (SOA). The DataXtend SI product uses industry standard models to manage the validation and transformation of data so it can be shared between applications that require different information or formats. By providing an automated, model-based approach to data integration, the DataXtend SI product helps customers reduce the cost, time and complexity of integrating systems http://newsroom.progress.com/phoenix.zhtml?c=202961&p=irol-newsArticle&ID=938356&highlight

DataDirect Technologies announced that Fox Network Group selected DataDirect Connect® for ADO.NET data providers to improve performance of its proprietary advertising sales application ensuring fast, secure and reliable connectivity between their Sybase database and the latest version of their Microsoft .NET platform. http://www.datadirect.com/fox/
Significant New Customer and Partner Wins, New Technology Adoptions, and Major Deployments
Significant new partners and customers adopting technology from Progress Software, or deploying solutions using Progress technology, include: Abundance Technologies, Advantest Corporation, Ambassador’s International, Andbanc, AON, Automated Systems, Batesville Casket Company, Brasil e Movimento, Cavalier Telephone, Central Dynamics Corporation, Cheyne Capital Management, Children’s Hospital Boston, Daw Industries (Goretek), Dominos Pizza, D. Swarovski & Co., Factory Brands, First Marblehead Corporation, GCorp, Georgia Systems Operations, Graphic Technologies, IAS Administrations, Ilmailulaitos, Instituto HOC de Hemoterapia, Joint Forces Command (JFCOM), Mason Woodard Mortuary, Modata, Movensis, Municipio de Cozumel, National Institute for Land and Infrastructure Management, NIH Center for Information Technologies, Openwave Systems, Outokumpu Technology Turula, ParAccel, PJM Interconnection, Police Locale de Wavre, Pre-Mervo, Renesass Kyushu Semiconductor Corporation, S&D Coffee, Sawyer Property Management, Semotus Solutions, Suntrust, Suzano Papel e Celulose, Teknion Roy & Breton, Terawave Communications, Thetys, Telefonos de Mexico, Unitrin Business Insurance and Ville de Quebec.
Significant existing partners and customers adopting technology from different Progress Software product lines, or making substantial additional deployments of Progress technology, include: AcconSys, Aegis Analytical, Afnor, Avon Products, AXA Technology Services Switzerland, Bell Canada, Cetrel Societe Cooperative, CFS Finance, CGI Insurance Business Services, Cisco Linksys, Citicorp Management AG, Commander Australia, DATAllegro, De Reisspecialisten Groep, Department of Homeland Security, Electronic Data Systems, Ericsson Telecomunicoes, Esprit Limited, Experian Information Solutions, G4S Security Services, GE Consumer & Industrial, Genentech, GKV Informatik, Groupe Prodware, GTECH Corporation, Informazioni Editoriali, JPMorgan Chase Bank, Juriscoop Progreso Solidario, Kaiser Permanente, Metastorm, Metlife, Mitsubishi Motors France, Morgan Stanley Dean Witter, National Floor Coverings, National Library of Scotland, Netsuite, Open Integration Incorporate, Oppenheimer Funds, Pearson, PlanetOut Corporation, PPG Industries, Raytheon Company, State of New York, SunGard, Tarrant County Auditors Office, Talbots, Telvent, Trane Company, Wells Fargo & Company, and Westcoast Limited.

Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2007:
•	Revenue is expected to be in the range of $470 million to $480 million.
•	GAAP diluted earnings per share are expected to be in the range of $1.07 to $1.13.
•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.69 to $1.75.
•	The non-GAAP projections exclude after-tax charges of approximately $15 million (34 cents per share) for stock-based compensation, approximately $11 million (24 cents per share) for amortization of acquired intangibles and an estimate of approximately $2 million (4 cents per share) for professional services fees associated with our stock option accounting investigation and restatement in the first half of fiscal 2007.
The company is providing the following guidance for the second fiscal quarter ending May 31, 2007:
•	Revenue is expected to be in the range of $115 million to $117 million.
•	GAAP diluted earnings per share are expected to be in the range of 23 cents to 25 cents.
•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 40 cents to 42 cents.
•	The non-GAAP projections exclude after-tax charges of approximately $3.5 million (8 cents per share) for stock-based compensation, $3 million (7 cents per share) for amortization of acquired intangibles and $1 million (2 cents per share) for professional services fees associated with our stock option accounting investigation and restatement.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.

Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
     Progress Software’s conference call to discuss its first quarter results will be Webcast live today at 9:00 a.m. Eastern on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the recent restatement of the company’s financial statements; the risk that the Nasdaq Stock Market will delist the company’s common stock; risks associated with the SEC’s formal investigation of the company’s option-grant practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress, DataDirect, OpenEdge, Sonic, Apama, , DataXtend, , Event Modeler,
Dashboard Studio, and Progress OpenEdge are trademarks or registered trademarks of
Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	February 28,	February 28,	Percent
(In thousands except per share data)	2007	2006	Change

Revenue:
Software licenses	$44,729	$42,780	5%
Maintenance and services	70,500	61,141	15%

Total revenue	115,229	103,921	11%

Costs of revenue:
Cost of software licenses	1,672	2,210
Cost of maintenance and services	16,262	14,231
Amortization of purchased technology	2,491	1,524

Total costs of revenue	20,425	17,965	14%

Gross profit	94,804	85,956	10%

Operating expenses:
Sales and marketing	44,645	42,644
Product development	20,795	18,927
General and administrative	15,031	13,198
Amortization of other acquired intangibles	1,980	1,383
Acquisition-related expenses, net	—	1,534

Total operating expenses	82,451	77,686	6%

Income from operations	12,353	8,270	49%
Other income, net	1,090	697

Income before provision for income taxes	13,443	8,967	50%
Provision for income taxes	4,705	3,058

Net income	$8,738	$5,909	48%

Earnings per share:
Basic	$0.21	$0.15	40%
Diluted	$0.20	$0.14	43%

Weighted average shares outstanding:
Basic	41,068	40,499	1%
Diluted	43,437	43,057	1%

Non-GAAP Condensed Consolidated Statements of Income

	Three Months Ended February 28, 2007			Three Months Ended February 28, 2006
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Revenue:
Software licenses	$44,729		$44,729	$42,780		$42,780	5%
Maintenance and services	70,500		70,500	61,141		61,141	15%

Total revenue	115,229		115,229	103,921		103,921	11%

Costs and expenses:
Cost of software licenses (1)	1,672	(31)	1,641	2,210	(40)	2,170
Cost of maintenance and services (1)	16,262	(357)	15,905	14,231	(450)	13,781
Amortization of purchased technology	2,491	(2,491)	—	1,524	(1,524)	—

Total costs of revenue	20,425	(2,879)	17,546	17,965	(2,014)	15,951

Gross profit	94,804	2,879	97,683	85,956	2,014	87,970

Operating expenses:
Sales and marketing (1)	44,645	(1,846)	42,799	42,644	(2,224)	40,420
Product development (1)	20,795	(1,152)	19,643	18,927	(1,354)	17,573
General and administrative (1) (2)(3)	15,031	(3,311)	11,720	13,198	(1,874)	11,324
Amortization of other acquired intangibles	1,980	(1,980)	—	1,383	(1,383)	—
Acquisition-related expenses, net	—	—	—	1,534	(1,534)	—

Total costs and expenses	82,451	(8,289)	74,162	77,686	(8,369)	69,317	7%

Income from operations	12,353	11,168	23,521	8,270	10,383	18,653	26%
Other income, net	1,090		1,090	697		697

Income before provision for income taxes	13,443	11,168	24,611	8,967	10,383	19,350	27%
Provision for income taxes	4,705	3,663	8,368	3,058	3,347	6,405

Net income	$8,738	$7,505	$16,243	$5,909	$7,036	$12,945	25%

Earnings per share:
Basic	$0.21		$0.40	$0.15		$0.32	25%
Diluted	$0.20		$0.37	$0.14		$0.30	23%

Weighted average shares outstanding:
Basic	41,068		41,068	40,499		40,499	1%
Diluted	43,437		43,437	43,057		43,057	1%

(1)	Non-GAAP adjustments represent amounts recorded for stock-based compensation in these costs and expenses.

(2)	Non-GAAP adjustments also include an accrual of $0.1 million for payments to be made to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans and reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007.

(3)	Non-GAAP adjustments also include professional services fees associated with stock option review and restatement of $1.7 million.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	February 28,	November 30,
(In thousands)	2007	2006

Assets
Cash and short-term investments	$233,820	$241,315
Accounts receivable, net	91,663	82,762
Other current assets	35,631	36,062

Total current assets	361,114	360,139

Property and equipment, net	61,215	57,585
Goodwill and intangible assets, net	227,921	232,927
Other assets	19,033	19,588

Total	$669,283	$670,239

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$73,973	$93,195
Short-term deferred revenue	136,758	120,974

Total current liabilities	210,731	214,169

Long-term deferred revenue	9,179	6,355
Other liabilities	5,361	5,151
Shareholders’ equity:
Common stock and additional paid-in capital	196,279	197,748
Retained earnings	247,733	246,816

Total shareholders’ equity	444,012	444,564

Total	$669,283	$670,239

Condensed Consolidated Statements of Cash Flows

	Three Months Ended February 28,
(In thousands except per share data)	2007	2006

Cash flows from operations:
Net income	$8,738	$5,909
Depreciation, amortization and other noncash items	12,022	11,878
Other changes in operating assets and liabilities	(8,510)	(11,986)

Net cash flows from operations	12,250	5,801
Capital expenditures	(6,103)	(4,878)
Acquisitions, net of cash acquired	—	(62,033)
Share issuances (repurchases), net	(13,556)	805
Other	(86)	994

Net change in cash and short-term investments	(7,495)	(59,311)
Cash and short-term investments, beginning of period	241,315	266,420

Cash and short-term investments, end of period	$233,820	$207,109